                                                                EXHIBIT 10.10


                             MASTER VENDOR AGREEMENT

         THIS MASTER VENDOR AGREEMENT made as of this ___ day of ____ , 199__ , by and between Norrell Services, Inc., a Georgia corporation ("Norrell"), and ______________ , a _____________ corporation ("Client").

                              W I T N E S S E T H:

         WHEREAS, Client has a continuing need for supplemental personnel; and

         WHEREAS, Norrell is a leading provider of such personnel to businesses in the United States and Canada;

         NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

         1. Services Provided. Norrell will provide to Client the services described in Exhibit A attached hereto and made a part hereof (the "Services") as Client shall require, pursuant to the terms and conditions of this Agreement. Unless specifically authorized in Exhibit A, Client agrees that Norrell employees will not be placed in any jobs involving driving Client vehicles; handling cash, credit card information or other valuables; lifting over forty
(40) pounds; handling of chemicals; the operation of unguarded machinery and any work above floor level, including elevated platforms, scaffolding, manlifts, ladders, etc. The parties may, from time to time, amend Exhibit A in a writing signed by a duly authorized representative of each party.

         2. Master Vendor Program. During the term of this Agreement, Client agrees to use Norrell exclusively for the Services. In the event Norrell is unable to fill any Client order with a Norrell employee, Client agrees that Norrell, as Master Vendor, may subcontract for such services with another vendor.

         3. Term. This Agreement shall continue for a term of two (2) years after the date first entered above, unless sooner terminated as set forth herein, and may be automatically renewed for like terms unless either party serves written notice of its intent to terminate the Agreement not less than thirty (30) days prior to the expiration of any such term. Either party hereto may terminate this Agreement with or without cause by giving not less than sixty
(60) days written notice to the other party hereto. If Client delivers notice to Norrell of its intent to terminate, Client shall include therein the reasons for such termination and Norrell shall have thirty (30) days to rectify or modify its performance, after which 30-day period Client shall revoke or affirm its termination.

         4. Rates for Services. For the term of this Agreement, the rates for the performance of the Services pursuant to this Agreement shall be as set forth in Exhibit A attached hereto and made a part hereof.

         5. Invoices. Norrell shall submit to Client a weekly invoice for the Services performed during the previous Monday through Sunday billing period. Invoices submitted hereunder shall be due and payable by Client net fifteen (15) days. Client agrees to pay reasonable costs, expenses and fees of collection, if Client's account is in default and placed with a collection agency or attorney for collection. In the event of termination of this Agreement, Client shall pay Norrell for all Services performed prior to the date of termination.

         6. Buyer Satisfaction. Norrell agrees that the Services will be performed to the satisfaction of Client and agrees to allow Client a reasonable period of time to determine if the Services provided by Norrell were performed in a satisfactory manner. If Client determines within a reasonable period of time that the Services provided by a Norrell employee are not satisfactory, and Norrell is so notified, Client will not be charged for such Services performed and Norrell will provide corrective Services and, if necessary or requested, replacement personnel upon notification from Client or within a mutually agreed upon period of time.

         7. Hiring of Norrell Employees by Client. Client agrees that utilization of any Norrell employee by Client within six months of the last use of such Norrell employee through Norrell shall only be through Norrell. If Client desires to hire any Norrell employee on a permanent basis, Client will notify Norrell, in writing. Client may directly hire any Norrell employee at any time after the employee has been assigned to Client by Norrell for thirteen (13) full time weeks (or 520 hours), without further obligation to Norrell.

         8. Independent Contractor. Norrell shall act at all times as an independent contractor, and nothing contained herein shall be construed to create the relationship of principal and agent, or employer and employee, between Norrell and Client. The Norrell employees assigned to perform the Services for Client are the employees of Norrell, and any subcontractor's employees assigned to perform the Services for Client are the employees of that subcontractor.

         9. Norrell Employees. Norrell shall recruit, interview, test, select, hire, and train the persons who shall provide the Services hereunder. Client agrees that the costs of any pre-assignment screening required by Client which is not routinely performed by Norrell as a part of its regular hiring procedures (drug testing, credit checks, and criminal background checks are examples of non-routine screening) shall be paid or reimbursed by Client. Norrell shall have sole responsibility to counsel, discipline, review, evaluate, set the pay rates of, and terminate its employees assigned to Client. Norrell assumes full responsibility for all contributions, taxes and assessments with respect to its employees under all applicable federal, state and local laws (including withholding from wages of employees where required). Norrell further agrees that it will comply with all other applicable federal, state or local laws or regulations applicable to Norrell as an employer regarding compensation, hours of work or other conditions of employment.

         10. Client Contractors. If Client desires Services not described in Exhibit A to this Agreement which are outside the normal scope of Services provided by Norrell, Norrell agrees that Client may hire contractors (the "Client Contractors") to provide such Services, and that Client may request that such Client Contractors forward invoices directly to Norrell. Norrell agrees to dispatch job orders to the Client Contractors and submit to Client a weekly invoice, as more fully described in Section 5 of this Agreement, which is an aggregate bill for Services rendered by Norrell, by Norrell's subcontractors and by the Client Contractors, if any. In no event shall Norrell be responsible for supervising or controlling the Client Contractors nor shall Norrell be liable for any acts or omissions of Client Contractors, their agents or employees.

         11. Indemnification.

                  (a) Norrell shall indemnify and hold harmless Client, its agents and employees from and against any and all claims, losses, actions, damages, expenses, and all other liabilities, including but not limited to attorneys' fees (the "Liabilities"), arising out of or resulting from Norrell's negligent performance of or failure to perform the work hereunder to the extent any such Liabilities are attributable to bodily injury to or death of any person or to damage to or destruction of any property, whether belonging to Client or to another, provided, however, that Norrell shall not indemnify or hold harmless Client to the extent any such Liabilities are caused by the negligent or unlawful acts or omissions of Client, its employees or third parties. Work product produced by Norrell employees shall be reviewed and approved by a Client representative prior to its incorporation into Client's work product, processes or plans, and Norrell shall have no liability for such end product or process. In the event that the Liabilities are the result of the joint or concurrent negligence of Norrell and Client, Norrell's duty of indemnification shall be in the same proportion that the negligence of Norrell contributed thereto. Client acknowledges and agrees that in no event shall Norrell or any of its officers, directors, employees, or representatives be liable to Client for any special, indirect, incidental or consequential damages in connection with this Agreement.

                  (b) Norrell agrees to require each of its subcontractors to execute an indemnification agreement which directly indemnifies Client and holds it harmless under the same terms and conditions as outlined in this Section 11.

         12. Insurance. Norrell shall maintain at its expense: (a) Workers' Compensation and Employer's Liability Insurance, (b) Commercial General Liability Insurance, and (c) a Fidelity Bond. Norrell shall require each of its subcontractors to list Norrell and Client as additional insureds on each such subcontractor's Commercial General Liability Insurance. If Norrell's insurance policy is to be canceled or changed by insured or insurer so as to affect the coverage required by this contract, at least ten (10) days prior written notice of such cancellation or change shall be sent to Client at the address to which invoices are to be sent by Norrell.

         13. Payrolling Services [if applicable].

                  (a) If requested by Client and at the payrolling rates set forth in Exhibit A of this Agreement, Norrell will perform a payrolling function for Client with respect to certain individual workers whom Client selects for employment (the "Payrolled Workers"). Norrell agrees to pay the Payrolled Workers at a rate to be determined by Client, less all legally required withholdings. Norrell assumes responsibility for remitting all required taxes and withholdings with respect to the Payrolled Workers under all applicable federal, state and local laws. Furthermore, Norrell will, during the term of this agreement: (i) provide Workers' Compensation insurance covering the Payrolled Workers, (ii) verify the work authorization and identity of the Payrolled Workers as required by the Immigration Reform and Control Act of 1986, and (iii) handle all claims by the Payrolled Workers for unemployment compensation.

                  (b) Norrell and Client acknowledge that Client shall have sole responsibility to screen, test, select, supervise, counsel, discipline, review, evaluate, set the pay rates of and terminate the Payrolled Workers. Norrell and Client each agrees that it will comply with all laws and regulations applicable to Client's employees, including the Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Rehabilitation Act of 1973, the Immigration Reform and Control Act of 1986, and the Americans with Disabilities Act of 1990.

                  (c) Client shall release, indemnify and hold harmless Norrell, its agents and employees from and against any and all claims, losses, actions, damages, expenses, and all other liabilities, including but not limited to attorneys' fees, arising out of or resulting from the services performed by the Payrolled Workers, from Client's negligent or unlawful acts or omissions (including claims alleging wrongful termination or breach of the laws referred to in paragraph (b) above), and from all acts taken or statements made by Client with respect to the Payrolled Workers.

         14. Notices. All notices which it may be necessary or proper for either Client or Norrell to give or deliver to the other shall be sent, and shall be deemed given when received by registered or certified mail, postage prepaid and return receipt requested, and if given by Client to Norrell shall be addressed to:

                           Norrell Services, Inc.

                           -----------------------------------

                           -----------------------------------
                           Attn:
                                ------------------------------

With a copy to:            Norrell Corporation
                           3535 Piedmont Road, NE
                           Atlanta, GA  30305
                           Attn:  General Counsel

and if given by Norrell to Client, shall be addressed to:

                           -----------------------------------

                           -----------------------------------

                           -----------------------------------
                           Attn:
                                ------------------------------

         15. Assignment. The rights and obligations of the parties hereunder shall not be assigned without the prior written consent of the other party, except that Norrell may assign its rights and obligations hereunder to any affiliate of Norrell without the prior written consent of the Client. Otherwise, this contract shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

         16. Amendments. This Agreement, and the provisions hereof, may be altered, amended, modified or superseded only in a writing executed by both of the parties hereto.

         17. Force Majeure. The obligations of Norrell hereunder shall be excused during any period of delay caused by matters such as strikes, acts of God, shortages of raw material or power, governmental actions or compliance with governmental requirements, whether voluntary or pursuant to order, or any other matter which is beyond the reasonable efforts of Norrell to control.

         18. Enforcement, Waiver. No waiver of or failure to exercise any option, right or privilege under the terms of this Agreement by either of the parties hereto on any occasion or occasions shall be construed to be a waiver of the same or of any other option, right or privilege on any other occasion.

         19. Entire Agreement. This Agreement, together with the Exhibits referenced herein, shall constitute the entire Agreement between the parties with respect to the subject matter and supersedes all previous Agreements between Client and Norrell relating to the subject matter hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.

NORRELL SERVICES, INC.
                                         --------------------------------------

By:                                      By:
   ----------------------------------       -----------------------------------

Title:                                   Title:
      -------------------------------          --------------------------------

                                    EXHIBIT A
                               SERVICES AND RATES

I.       Positions to be Filled; Rates.





II.      Cost of Living Adjustments

         The fees for the Services shall be increased effective on each anniversary date of this Agreement over the fees shown in Part I above by the percentage increase equal to the percentage increase in the applicable regional Consumer Price Index for the month which is two months immediately preceding such anniversary date over the applicable regional Consumer Price Index for the same month one year prior.

III.     Governmentally Mandated Cost Increases

         If Norrell's compliance with any law or the requirements of any governmental agency after the date of execution of this Agreement shall result in an increase in the labor cost to Norrell of providing the Services (an "Event of Change"), then Norrell shall have the right to immediately increase its fees to compensate for such increased costs and to place Norrell in the same position after any Event of Change as Norrell was in prior to such Event of Change (e.g. a change to minimum wage rates, state unemployment insurance, workers' compensation, mandatory benefits requirements).